Exhibit 99.1
Flywire Appoints Sabrina Farmer to its Board of Directors

Former GitLab Chief Technology Officer and Google VP of Engineering brings more than 25 years of technology leadership, infrastructure expertise, and a proven track record of scaling enterprise systems to Flywire's Board of Directors

Boston, MA - Sept 23, 2026 – Flywire Corporation (Flywire) (Nasdaq: FLYW), a global payments enablement and software company, today announced the appointment of Sabrina Farmer to its Board of Directors. In connection with her appointment, Ms. Farmer will also join the Nominating and Corporate Governance Committee of the Board of Directors.

Ms. Farmer joins the Flywire Board with extensive experience building ultra-scalable and highly reliable software systems, driving digital transformation, and leading global teams to deliver innovation in consumer and enterprise technology. She currently serves as Corporate Vice President of the Commerce Platform at Microsoft, where she is responsible for delivering the scalable core commerce, billing, and payment platforms that enable go-to-market (GTM) strategies for Azure, Office 365, Copilot, and consumer channels. Prior to Microsoft, she was Chief Technology Officer at GitLab, where she led the company's software engineering, operations, and customer support teams. Previously, Ms. Farmer had a distinguished, 19-year career at Google in which she most recently served as Vice President of Engineering, Core Infrastructure, leading strategic initiatives across Google's most critical systems. She reported directly to senior leadership and was responsible for the reliability, performance, and efficiency of all of Google's billion-user products and infrastructure. During her tenure, Ms. Farmer supported some of the world's most widely-used digital services, and engineering organizations achieved new standards for infrastructure resilience and operational excellence.

"Sabrina's track record of architecting and operating systems at unprecedented scale, including managing billions of interactions across the world's largest digital platforms, makes her an invaluable addition to our Board," said Mike Massaro, CEO of Flywire. "Her deep expertise in building reliable, high-performance infrastructure and her proven ability to lead transformational change across complex global organizations aligns with Flywire's growth trajectory. We look forward to her strategic insights as we continue to scale our business globally."

Beyond her technical leadership, Ms. Farmer is a passionate advocate for inclusion in technology. She earned a B.S. in Computer Science from the University of New Orleans and has established two scholarships there to help level the playing field for inclusion and empowerment in the technology sector.

Exhibit 99.1
“Throughout my career, I've engineered platforms that billions of people depend on daily. The uncompromising standards required at massive scale are exactly what Flywire has embedded in its payments infrastructure that powers the essential industries that it serves,” said Sabrina Farmer. “Flywire’s commitment to technical excellence, security, and innovation resonates with me, and I'm excited to support their vision of delivering exceptional payment experiences to their clients and payers around the world.”

About Flywire

Flywire is a global payments enablement and software company. We combine our proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for our clients and their customers.
Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, such as NetSuite, so organizations can optimize the payment experience for their customers while eliminating operational challenges.
Flywire supports more than 5,300* clients with diverse payment methods in more than 140 currencies across 240 countries and territories around the world. Flywire is headquartered in Boston, MA, USA with global offices. For more information, visit www.flywire.com. Follow Flywire on X (formerly known as Twitter), LinkedIn and Facebook.
*Not including Flywire’s Invoiced and Sertifi acquisitions
Media Contact
Sarah King
Media@Flywire.com
Investor Relations Contact
Masha Kahn
ir@flywire.com
Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Flywire's strategy, expectations and plans of its business, market growth and trends. Flywire intends such

Exhibit 99.1
forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire's forward-looking statements include, among others, the factors that are described in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of Flywire's Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at https://www.sec.gov/. The information in this release is provided only as of the date of this release, and Flywire undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.